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                                Individual Application                              Aetna Life Insurance and Annuity Company
                                for Nonqualified Annuity Contract                   151 Farmington Avenue
                                                                                    Hartford, CT  06156

                                                                                    Distributed by:
                                                                                    FundMark Investment Company Services, Inc.
Marathon Plus                                                                       P.O. Box 370809
 ...for the long run                                                                 San Diego, CA  92137
                                                                                    Service Center:  1-800-383-3336
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Contract Holder              Name (Last, First, Middle Initial)                                Social Security Number
Information
                             -------------------------------------------------------------------------------------------------------
                             Street Address                                 City           State              ZIP Code

                            --------------------------------------------------------------------------------------------------------
                             Date of Birth       |_|  Male         Telephone Number      U.S. Citizen (if No, please specify)
                                                 |_|  Female                             |_|  Yes    |_|  No
                            --------------------------------------------------------------------------------------------------------
                             Occupation                   Employer Name and Address                  Annual Income

                            --------------------------------------------------------------------------------------------------------
                             Expected Retirement          Are you associated with a National Association of Securities Dealers Firm?
                             Age                                         |_|  Yes |_|  No       If yes, please specify
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Annuitant Information        Name (Last, First, Middle Initial)                                 Social Security Number

                             -------------------------------------------------------------------------------------------------------
If other than Contract       Street Address                                 City           State              ZIP Code
Holder
                             -------------------------------------------------------------------------------------------------------
                             Date of Birth       |_|  Male         Telephone Number      U.S. Citizen (if No, please specify)
Leave blank for IRA                              |_|  Female                             |_|  Yes    |_|  No
Rollovers
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Annuity Information          Please note, Aetna Marathon is not available for rollovers from Aetna-funded plans.
                             -------------------------------------------------------------------------------------------------------

                             |_|  Nonqualified Annuity                                  |_|  IRA Rollover
                                                                                            |_|     Rollover from an existing IRA
                                                                                            |_|     Rollover from a Qualified Plan
                                                                                                    Name of funding provider:
Please check appropriate
box to indicate the type
of annuity that you are
purchasing.
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Payment Information          Amount submitted with this application: $__________________

                             Will this contract change or replace any existing life insurance or annuity contracts?
Aetna reserves the right     |_|  Yes            |_|  No
to not accept an             If YES, please complete the appropriate state replacement forms and submit them with this
application or payment for   application.  If contract is being funded through a 1035 Exchange, please provide the
any reason.                  following information:
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                             Name of Insurance Company                                 Contract Number

                             -------------------------------------------------------------------------------------------------------
                             Net Cost for Period before August 14, 1982                Net Cost for Period after August 13, 1982

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Investment Options           Variable Investment Options                               Marathon Guaranteed Account
                             ___% Aetna Variable Fund (Growth and Income)              _____% Guaranteed Account ___ year term
Investment percentages       ___% Aetna Variable Encore Fund (Money Market)            _____% Guaranteed Account ___ year term
must be in whole percents    ___% Aetna Income Shares (Bond)                           _____% Guaranteed Account ___ year term
and must total 100%.         ___% Aetna Investment Advisers Fund, Inc. (Managed)       _____% Guaranteed Account ___ year term
                             ___% Neuberger & Berman Advisers Management Trust         _____% Guaranteed Account ___ year term
                                        (Growth)
                             ___% Scudder Variable Life Investment Fund (International)
                             ___% Lexington Natural Resources Trust (Natural Resource)
                             ___% TCI Portfolios Inc., TCI Growth (Growth)
                             ___% Other ______________________________
                             ___% Other ______________________________

                             Be sure to check the availability of Marathon Guaranteed Account term durations before selecting one.

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                             |_|   I elect the Dollar Cost Averaging program.  A Dollar Cost Averaging Election Form should be attached.
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